                             SUBSCRIPTION AGREEMENT

                           (FOR CANADIAN SUBSCRIBERS)

         This Subscription Agreement (this "Agreement") is made and entered into as of April , 2000 (the "Effective Date"), between SoftQuad Software Ltd. (the "Company"), a Delaware corporation, Thomson Kernaghan & Co. Limited (the "Agent"), as agent, and the subscriber (the "Subscriber") which has executed and delivered this Agreement in Section 9 hereof.

                                   BACKGROUND

         The Company has authorized the issuance, sale, and delivery of up to 2,000,000 (subject to increase on the exercise of an agent's option to a maximum of 2,500,000) units (the "Units") at a purchase price of U.S.$7.50 per Unit (with a minimum subscription by Canadian subscribers of the equivalent of Cdn.$500,000 and by non-Canadian subscribers of U.S.$333,000), each Unit being comprised of:

         (i) one-half of one share purchase warrant (collectively, the "Purchase Warrants"), each whole Purchase Warrant entitling the holder thereof to acquire one share of Common Stock, par value $0.01 ("Common Stock") at any time until the first anniversary of the date of effectiveness of the Registration Statement (as defined below) at an exercise price of U.S.$12.50, subject to adjustments as set forth in subsection 3(d) of Schedule "A"; and

         (ii) in the case of Canadian subscribers, one special warrant (collectively, the "Special Warrants"), each Special Warrant being exercisable, for no additional consideration, on and subject to the terms set forth in Schedule "A" hereto, for one
                  (1) share of the Company's Common Stock; and

         (iii)    in the case of non-Canadian subscribers, one share of Common
                  Stock.

         The Subscriber wishes to purchase the number of Units set forth in
Section 9.1 hereof, upon the terms and conditions stated in this Agreement, in reliance upon an exemption from the registration requirements of Section 5 of the U.S. Securities Act of 1933, as amended (the "Securities Act"), the safe harbor afforded by Rule 903 promulgated by the U.S. Securities and Exchange Commission (the "SEC"), and upon an exemption from the prospectus requirements of applicable Canadian provincial securities laws.

                                    AGREEMENT

         For and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Agent and the Subscriber hereby agree as follows:

SECTION 1         UNITS.

         SECTION 1.1       SUBSCRIPTION FOR THE UNITS.

         The Subscriber hereby irrevocably agrees to subscribe for that number of Units (the "Purchased Units") set forth in Section 9.1 at the Closing (as defined below), for the aggregate subscription price (the "Subscription Price") set forth in Section 9.1. The particulars of the Units and other terms and conditions are set out in Schedule "A" hereto.

         SECTION 1.2       CLOSING.

         The closing of the purchase and sale of the Units (the "Closing") shall take place at the offices of Goodman Phillips & Vineberg, 250 Yonge Street, Toronto, Ontario, M5B 2M6, at 10:00 a.m., Toronto time (the "Closing Time"), on April 14, 2000 (the "Closing Date"), or on such other date or such other time or place as the Company and the Agent may agree.

         SECTION 1.3       DELIVERIES AT CLOSING

         At the Closing the Company shall deliver to the Agent, on behalf of the Subscriber, in consideration of the receipt of the Subscription Price:

         (a)      this Agreement, executed by the Company;

         (b) Certificates for the Special Warrants and Purchase Warrants comprising the Purchased Units (the "Purchased Securities"), registered in accordance with the Subscriber's instructions set forth in Section 9.1 hereof, free and clear of any claims, and containing a legend complying with the requirements of SEC Rule 903(b)(3)(iii)(B)(3);

         (c) the Registration Rights Agreement (defined in Section 4.8 below), executed by the Company, in substantially the form of Exhibit B hereto;

         (d) an opinion of Goodman Phillips & Vineberg, Canadian counsel to the Company, in customary form;

         (e) an opinion of Sonfield & Sonfield, legal counsel to the Company, in customary form; and

         (f) the certificates described in Sections 6(d) (the "Compliance Certificate") and 6(g) (the "Secretary Certificate") hereof, each executed by the Company.

SECTION 2         SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES

         SECTION 2.1       U.S. SECURITIES REPRESENTATIONS

         The Subscriber represents and warrants with if the Company (and hereby indemnifies the Company and the Agent and their respective directors, officers, employees and agents for any damages they may suffer as a consequence of a misrepresentation as to the following) that it:

         (a) acquiring the Purchased Securities (and on exercise thereof will be acquiring the underlying shares (the "Underlying Shares")), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, provided however, that by making the representations herein, the Subscriber does not agree to hold any Purchased Securities or Underlying Shares for any minimum or other specific term. The Subscriber acknowledges that the Purchased Securities and the Underlying Shares may not be resold in the United States, or to or for the account of a U.S. person as defined by SEC Rule 902(k), except pursuant to an effective registration statement under the Securities Act or after the expiration of the one-year distribution compliance period provided in SEC Rule 903(b)(3)(iii)(A);

         (b) it is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the SEC;

         (c) it understands and acknowledges that the Purchased Secirotoes (and the Underlying Shares) are being offered and sold to it in reliance on the exemption from the registration requirements of Section 5 of the Securities Act for offshore transactions as defined in SEC Rule 902(h), and that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, its representations, warranties, agreements, acknowledgements, and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire such securities. With respect to that exemption, the Subscriber further represents and warrants to the Company that:

                  (i)      it is not a U.S. Person as defined in SEC Rule
                           902(k);

                  (ii) the offer to sell the Purchased Units (and the Underlying Shares) to the Subscriber was not made in the United States, and was made in Canada;

                  (iii) the Subscriber's buy order for the Purchased Units was made outside the United States, and was made in Canada; and

                  (iv) the Subscriber has complied with all of the conditions required of it by SEC Rule 903(b)(3);

         (d) it (and its advisors, if any), have been furnished with all materials relating to the proposed business, financial condition, and operations of the Company and materials relating to the offer and sale of the Purchased Units (and the Underlying Shares), that have been requested. It (and its advisors, if any), have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Subscriber or its advisors, if any, or its representatives shall modify, amend, or affect the Subscriber's right to rely on the Company's representations and warranties contained in Section 3 below. It understands that its investment in the Purchased Units (and the Underlying Shares) involves a high degree of risk. It has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units (and the Underlying Shares);

         (e) it understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units (or the securities comprising the Units) (or the Underlying Shares), or the fairness or suitability of the investment in the Units (or the Underlying Shares), nor have such authorities passed upon or endorsed the merits of the offering of such securities;

         (f) this Agreement has been duly and validly authorized, executed, and delivered by the Subscriber and is a valid and binding agreement of the Subscriber severally enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; and

         (g) the acquisition of the Purchased Securities (and the Underlying Shares) is not a transaction (or any element of a series of transactions) that is part of a plan or scheme to evade the registration provisions of the Securities Act.

         SECTION 2.2       CANADIAN SECURITIES AND OTHER REPRESENTATIONS

         The Subscriber hereby makes the representations and warranties to the Company and to the Agent set forth in Schedule "B" hereto.

SECTION 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Agent and the Subscriber that:

         SECTION 3.1       ORGANIZATION AND QUALIFICATION

         The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is not qualified as a foreign corporation to do business in any other jurisdiction. The Company has two wholly-owned subsidiaries, SoftQuad Acquisition Corp. and SoftQuad Software Inc.

         SECTION 3.2 AUTHORIZATION, ENFORCEMENT, COMPLIANCE WITH OTHER INSTRUMENTS.

         (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Purchased Securities and the Underlying Shares;

         (b) the execution and delivery of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, including without limitation the issuance of the Purchased Securities and the issuance of the Underlying Shares on the due exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders;

         (c) this Agreement has been duly executed and delivered by the Company and the persons signing on behalf of the Company have full power and authority to do so; and

         (d) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         SECTION 3.3       CAPITALIZATION

         Immediately prior to Closing, the authorized capital stock of the Company consisted of 75,000,001 shares, divided into (i) 50,000,000 shares of Common Stock, $0.001 par value, of which 5,372,372 are issued and outstanding (on a non-diluted basis); (ii) 25,000,000 shares of Preferred Stock, $0.001 par value, of which (a) 1,473,405 shares have been designated Class A Convertible Preferred Stock, all of which are issued and outstanding, and (b) 1,722,222 shares have been designated Class B Convertible Preferred Stock, all of which are issued and outstanding; and (iii) one share of Special Voting Stock, which is issued and outstanding. There will be outstanding immediately prior to Closing 1,878,367 share purchase warrants 1,000,000 special warrants (exercisable for no additional consideration), 1,557,500 options to acquire shares of Common Stock and 5,773,785 exchangeable shares in the capital of the Company's subsidiary Softquad Acquisition exchangeable for shares of Common Stock. No shares of the Company's capital stock are subject to preemptive rights or any other similar rights.

         SECTION 3.4       ISSUANCE OF PURCHASED SECURITIES AND UNDERLYING
                           SHARES

         The Purchased Special Warrants and the Underlying Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid, and nonassessable, are free from all taxes, liens, and charges with respect to the issue thereof and are entitled to the rights and preferences set forth therein. The Purchased Securities and Underlying Shares are "restricted securities" as defined by SEC rules, and may be transferred, assigned or resold by the Subscriber only in accordance with the Securities Act and the SEC rules promulgated thereunder.

         SECTION 3.5       NO CONFLICTS

         The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (a) result in a violation of the Certificate of Incorporation, any Certificate of Designation applicable to any Preferred Stock of the Company, or the Bylaws of the Company or (b) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of, or in default under, its Certificate of Incorporation or Bylaws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, or order or any statute, rule, or regulation applicable to the Company. The business of the Company is not being conducted and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state or provincial securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, and perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

         SECTION 3.6       FINANCIAL STATEMENTS

         The Company's financial statements, which the Company has delivered to the Subscriber and which the Subscriber acknowledges having received, are true, accurate and complete in all material respects. The Company has not engaged in any transaction, maintained any bank account, or used any of the funds of the Company that are not reflected in the normally maintained books and records of the Company. No other information provided by or on behalf of the Company to the Subscriber which is not included in the Financial Statements, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

         SECTION 3.7       ABSENCE OF CERTAIN CHANGES

         Since the date of the Company's opening balance sheet, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         SECTION 3.8       ABSENCE OF LITIGATION

         There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the Company, threatened against or affecting the Company, in which an unfavorable decision, ruling or finding would
(a) have a material adverse effect on the transactions contemplated hereby, or
(b) have a material adverse effect on the business, operations, properties, financial condition, or results of operation of the Company.

         SECTION 3.9       THE AGENT

         The Company acknowledges that the Agent is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated herein. The Company further represents to the Subscriber that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

         SECTION 3.10 NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS, OR CIRCUMSTANCES

         No event, liability, development, or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its businesses, properties, prospects, operations, or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Subscriber.

         SECTION 3.11      NO GENERAL SOLICITATION

         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Units or the Underlying Shares.

         SECTION 3.12      NO INTEGRATED OFFERING

         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the securities comprising the Units or the Underlying Shares under the Securities Act or cause this offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

         SECTION 3.13      INTERNAL ACCOUNTING CONTROLS

         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 3.14      NO MATERIALLY ADVERSE CONTRACTS, ETC.

         The Company is not subject to any charter, corporate, or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company's officers has, or is expected in the future to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company is not a party to any contract or agreement which in the judgment of the Company's officers has, or is expected to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company.

         SECTION 3.15      TAX STATUS

         The Company has made or filed all federal and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         SECTION 3.16      CERTAIN TRANSACTIONS

         Except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

         SECTION 3.17      FEES AND RIGHTS OF FIRST REFUSAL

         The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents, or other third parties. The Company is not obligated to pay any commission or fee in connection with the issuance and sale of the Units (or the Underlying Shares) for which the Agent or the Subscriber is or may become liable.

         SECTION 3.18      REGULATION S EXEMPTION

         The Company understands that the Subscriber is purchasing the Purchased Units (and the Underlying Shares) in reliance on the exemption from the registration requirements of Section 5 of the Securities Act for offshore transactions as defined in SEC Rule 902(h), and that the Subscriber (and the Agent) are relying in part upon the truth and accuracy of, and the Company's compliance with, the representations, warranties, agreements, acknowledgements, and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to issue and sell the Purchased Securities (and the Underlying Shares) to the Subscriber without having complied with those registration requirements. With respect to that exemption, the Company further represents and warrants to the Agent and the Subscriber that:

         (a) The Company has not offered any of the Purchased Units (and the Underlying Shares) to a U.S. Person (as defined in SEC Rule 902(k)) or to a person in the United States.

         (b) The offer and sale of the Purchased Units (and the Underlying Shares) to the Subscriber are being made in an offshore transaction as defined in SEC Rule 902(h).

         (c) The Company has not engaged in any directed selling efforts, as defined in SEC Rule 902(c), with respect to the Purchased Units (and the Underlying Shares).

         (d) The Company has complied with all of the conditions required of it under SEC Rule 902(b)(3).

SECTION 4         COVENANTS

         SECTION 4.1       BEST EFFORTS

         Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 5 and Section 6 of this Agreement.

         SECTION 4.2       COMPLIANCE WITH REGULATION S

         Each party shall comply with all of the terms of SEC Rule 903(b)(3) required of it with respect to the Purchased Units (and the Underlying Shares).

         SECTION 4.3       REPORTING STATUS

         The Company is a "reporting company" under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as defined by the rules and regulations of the SEC and the NASD, and shall use its commercially reasonable efforts to timely file all reports and other information required by it to be filed with the SEC under the Exchange Act in order to remain a reporting company, for so long as the Subscriber is the holder or beneficial owner of any Common Stock.

         SECTION 4.4       USE OF PROCEEDS

         The Company will use the proceeds from the sale of the Purchased Units and the shares underlying the exercised Purchase Warrants) for general working capital purposes.

SECTION 4.5       LISTING

         The Company shall maintain the listing of its Common Stock on the NASDAQ OTC Bulletin Board, and upon the NASDAQ Small Cap Market as soon thereafter as it is eligible therefor.

         SECTION 4.6       CORPORATE EXISTENCE

         So long as the Subscriber holds 1% or more of the outstanding Common Stock, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets, or any similar transaction or related transactions (each such transaction, a "Sale of the Company") except if the surviving or successor entity in such transaction is a publicly traded corporation whose Common Stock is listed for trading on the New York Stock Exchange, Inc., the American Stock Exchange, or the NASDAQ National Market.

         SECTION 4.7       TRANSACTIONS WITH AFFILIATES

         So long as the Subscriber holds 1% or more of the outstanding Common Stock, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify, or supplement, or permit any subsidiary to enter into, amend, modify, or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of any class of the Company's capital stock, or affiliates, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "Related Party"), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (iii) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(1) has a 5% or more equity interest in that person or entity, (2) has 5% or more common ownership with that person or entity, (3) controls that person or entity, or (4) share common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         SECTION 4.8       REGISTRATION RIGHTS

         As soon as is practicable after the date of this Agreement, the Company shall file a registration statement (the "Registration Statement") with the SEC to register (among other things) the resale of the Underlying Shares, and shall use its best efforts to cause the Registration Statement to become effective, all as provided in the Registration Rights Agreement (the "Registration Rights Agreement") attached as Exhibit B to this Agreement.

SECTION 5         CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         The obligation of the Company hereunder to issue and sell the Purchased Units to the Subscriber at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         (a) The Subscriber shall have executed this Agreement and delivered the same to the Company.

         (b) The Agent shall (on behalf of the Subscriber) have delivered the Subscription Price for the Purchased Units to the Company.

         (c) The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, and the Subscriber shall have performed, satisfied, and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by it at or prior to the Closing Date.

SECTION 6         CONDITIONS TO THE SUBSCRIBER'S OBLIGATION TO PURCHASE

         The obligation of the Subscriber hereunder to purchase the Purchased Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Subscriber's sole benefit and may be waived by the Subscriber at any time in its sole discretion:

         (a)      The Company shall have executed this Agreement.

         (b)      The Company shall have executed the Registration Rights
                  Agreement.

         (c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing Date. The Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscriber including, without limitation an update as of the Closing Date regarding the representation contained in Section 3.3 above.

         (d) The Subscriber shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope, and substance reasonably satisfactory to the Subscriber and in substantially the form of Exhibit A attached hereto.

         (e) The Board of Directors of the Company shall have authorized and adopted the resolutions in substantially the form attached to the Secretary Certificate delivered herewith.

         (f) The Subscriber shall have received a certificate of the Secretary of the Company dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the Certificate of Incorporation as then in effect, certified or bearing evidence of filing by the Secretary of State of the State of Delaware, and (ii) a certificate of the Delaware Secretary of State, dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company, and listing all documents of the Company on file with the Secretary of State;
                  (iii) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (iv) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance of this Agreement and the issuance, sale, and delivery of the Units (and the Underlying Shares), and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the foregoing agreements and the transactions contemplated thereby; (v) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (vi) to the incumbency and specimen signature of each officer of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto and thereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate.

SECTION 7         INDEMNIFICATION

         In consideration of the Subscriber's execution and delivery of this Agreement and acquiring the Purchased Units hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify, and hold harmless the Subscriber, and all of its officers, directors, employees, and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, or any other certificate, instrument, or document contemplated hereby or thereby, (b) any breach of any covenant, agreement, or obligation of the Company contained in this Agreement, or (c) any cause of action, suit, or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, or enforcement of this Agreement, or any other instrument, document, or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Purchased Units, or the status of the Subscriber as a stockholder in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 8         GENERAL PROVISIONS

         SECTION 8.1       GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware; provided, however, (i) that if any provision of this Agreement is unenforceable under the laws of the State of Delaware, but is enforceable under the laws of the Province of Ontario, Canada, then such provision shall be governed by and interpreted in accordance with the laws of the Province of Ontario; and (ii) that the exemption from the registration requirements of the Securities Act for the sale shall be governed by SEC Rule
903. The parties agree that the courts of the Province of Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

         SECTION 8.2       COUNTERPARTS

         This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

         SECTION 8.3       HEADINGS

         The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         SECTION 8.4       SEVERABILITY

         If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         SECTION 8.5       ENTIRE AGREEMENT, AMENDMENTS

         This Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the issuance and sale of the Purchased Units, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Agent nor the Subscriber makes any representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         SECTION 8.6       NOTICES

         Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by certified or registered mail, return receipt requested, (c) three (3) days after being sent by certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be, if to the Purchaser, at the address set forth in Section 9.1:

if to the Company:                          with a copy (which shall not
                                            constitute notice) to:

SoftQuad Software Ltd.                      Sonfield & Sonfield
c/o Chell.com                               770 Post Oak Lane
1215 - 13th Street S.E., Suite 114          Houston, Texas 77056
Calgary, Alberta T2G 3J4, Canada
                                            Attention: Robert L. Sonfield, Jr.
Attention: Cameron Chell, President
                                            Telephone:  (713) 877-8333
Telephone:  (403) 303-2345
Facsimile:   (403) 303-2376

if to the Agent:                            with a copy (which shall not
                                            constitute notice) to:

Thomson Kernaghan & Co. Limited             John M. Mann
365 Bay Street, 10th Floor                  Attorney at Law
Toronto, Ontario M5H 2V2, Canada            1330 Post Oak Boulevard, Suite 2800
                                            Houston, Texas 77056-3060
Attention: Mark E. Valentine, Chairman
                                            Telephone:  (713) 622-7114
Telephone:  (416) 860-8800                  Facsimile:  (713) 622-7185
Facsimile:  (416) 367-8055

Each party shall provide five (5) day's prior written notice to the other party of any change in address or facsimile number.

         SECTION 8.7       SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber may assign its rights hereunder without the consent of the Company, provided however, that any such assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

         SECTION 8.8       NO THIRD PARTY BENEFICIARIES

         This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         SECTION 8.9       SURVIVAL

         The representations and warranties of the Company and the Subscriber contained in Section 2 the agreements and covenants set forth in Section 4 and
Section 5 , and the indemnification provisions set forth in Section 7 , shall survive the Closing.

         SECTION 8.10      PUBLICITY

         The Company and the Agent shall have the right to approve, before issuance, any press releases or any other public statements with respect to the transactions contemplated hereby; provided however, that the Company shall be entitled, without the prior approval of the Agent, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Agent shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         SECTION 8.11      FURTHER ASSURANCES

         Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 8.12      NO STRICT CONSTRUCTION

         The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         SECTION 8.13      CURRENCY

         All dollar amounts expressed in this Agreement are currency of the United States of America.

SECTION 9         SUBSCRIPTION

         SECTION 9.1       SUBSCRIPTION

         The Subscriber, by its due execution hereof hereby irrevocably subscribes, as of the date first above written, for Units as follows:

Number of Units to be purchased at U.S.$7.50 each: __________ Special Warrants

Total Subscription Price:  U.S.$ ______________

Name and Address of Subscriber:     Name:    ___________________________________
                                             (Please Print)

                                    Address: ___________________________________
                                             (Street Address)

                                             ___________________________________
                                             (City, Province and Postal Code)

Alternate Registration Instructions (if other than in the name of the Subscriber):

                                    Name:    ___________________________________
                                             (Please Print)

                                    Address: ___________________________________
                                             (Street Address)

                                             ___________________________________
                                             (City, Province and Postal Code)

Delivery Instructions: The name and address (including contact name and telephone number) of the person to whom the certificate representing the Special Warrants is to be delivered, if other than the Subscriber:

                                    Name:   ____________________________________
                                            (Please Print)

                                    Address: ___________________________________
                                             (Street Address)

                                             ___________________________________

                                             (City, Province and Postal Code)

                                             ___________________________________
                                             Contact Name and Phone Number

         IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, on its own behalf and, if applicable, on behalf of each other person for whom it is contracting hereunder, this subscription agreement as of the date first above written. The Subscriber also hereby authorizes the Agent to deliver a copy of this Agreement on its behalf to the Company.

__________________________________________  ____________________________________
Signature of Subscriber (if an individual)  Name of Subscriber (if not an individual)

__________________________________________  Per: _______________________________
Name of Subscriber (if an individual)            (signature of authorized
                                                 representative)

                                            ____________________________________
                                            Name and Title of Authorized
                                            Representative

                               A C C E P T A N C E

         The forgoing is acknowledged, accepted and agreed to by the undersigned as of the date first above written.

           SOFTQUAD SOFTWARE, LTD.

   By:                                                         By:
           __________________________________________________
           Name:
           Title

                                  SCHEDULE "A"

                                TERMS OF OFFERING

THIS IS SCHEDULE "A" TO THE SUBSCRIPTION AGREEMENT RELATING TO THE PURCHASE OF UNITS OF SOFTQUAD SOFTWARE, INC. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS ASCRIBED THERETO IN THE SUBSCRIPTION AGREEMENT.

1. OFFERING. The Units subscribed for hereunder form part of a larger sale of up to 2,000,000 Units (the "OFFERING") through the Agent, subject to the exercise of a right of KBL Capital Partners Inc. to sell, as agent for the Company, up to an additional 500,000 Units.

2. DEFINITIONS. In the Agreement and the schedules, the defined terms set out in the first page of the Agreement shall apply and, unless the context otherwise requires:

         "AGENT" means Thomson Kernaghan & Co. Limited;

         "AGREEMENT" means the subscription agreement among the Company, the Agent and the Subscriber, pursuant to which the Subscriber agreed to purchase and the Company agreed to issue that number of Units specified therein, to which this Schedule is appended;

         "BUSINESS DAY" means any day except Saturday, Sunday or a statutory holiday in any Qualifying Province;

         "COMPANY" means SoftQuad Software, Ltd.;

         "FINAL PROSPECTUS" means the final version of the Prospectus;

         "MISREPRESENTATION" means, with respect to circumstances in which the Securities Laws of a Province are applicable, a misrepresentation as defined under the Securities Laws of that Province and, if not so defined or in circumstances in which no particular provincial laws are applicable, a misrepresentation as defined under the Securities Act (Ontario);

         "OFFERING" has the meaning ascribed thereto in section 1 hereof;

         "PRELIMINARY PROSPECTUS" means the preliminary version of the Prospectus;

         "PROSPECTUS", as the context may require, means the preliminary or final version of the prospectus to be filed in each Qualifying Province relating to the distribution of the Underlying Shares to the holders of Special Warrants upon exercise thereof and, unless the context otherwise requires, includes any amendments or supplements thereto;

         "PROSPECTUSES" means both the Preliminary Prospectus and Final
          Prospectus;

         "PURCHASERS" means those persons who subscribe for Special Warrants under the Offering, including the Subscriber;

         "QUALIFYING PROVINCES" means the Provinces of Ontario, Quebec, British Columbia and Alberta and "QUALIFYING PROVINCE" means any of them;

         "SECURITIES COMMISSIONS" means, collectively, the securities commissions or other securities regulatory authorities in the Qualifying Provinces, and "SECURITIES COMMISSION" means any one of them;

         "SECURITIES LAWS" means, collectively, the applicable securities laws of each of the Qualifying Provinces and the respective regulations made and forms prescribed thereunder together with all applicable published policy statements, rules and blanket orders and rulings of the Securities Commissions;

         "SHARES" means shares of Common Stock in the capital of the Company;

         "UNDERLYING SHARES" means the Shares issuable upon the exercise or deemed exercise of the Warrants;

         "UNDERWRITERS' COMMISSION" means the aggregate of:

         (i) the fee payable by the Company to the Agent equal to 8.0% of the gross proceeds of the Offering provided; and

         (ii) a number of Warrants (the "Agent's Warrants") equal to 10% of the number of Special Warrants sold pursuant to the Offering; and

         "WARRANTS" means Special Warrants and the Purchased Warrants.

3.       DESCRIPTION OF WARRANTS.

         (a) Special Warrants. The holders of Special Warrants shall be entitled to receive, upon the exercise thereof and without payment of any additional consideration, one Share for each Special Warrant held, subject to adjustment as described in paragraph (c).

         (b) Purchase Warrants. The holders of Purchase Warrants shall be entitled to receive, upon due exercise thereof and payment of the U.S.$12.50 per Purchase Warrant exercise price (subject to adjustment as paragraph (d), one Share for each Purchase Warrant held, subject to adjustment as described in paragraph (c). The Purchase Warrants will be created and issued pursuant to the terms of a common share purchase warrant indenture (the "Purchase Warrant Indenture") to be entered into between the Company and a purchase warrant agent. The attributes of the Purchase Warrants will be set out in the Purchase Warrant Indenture. The Purchase Warrant Indenture shall be in such form and contain such terms as shall be approved by the Agent and its counsel and by the Company and its counsel. The Subscriber acknowledges and agrees that the rights of holders of Purchase Warrants may be modified under the Purchase Warrant Indenture in the manner prescribed thereby.

         (c) Adjustment. In the event of any subdivision, consolidation, reclassification or change of the Shares, or any capital reorganization of the Company or a consolidation, amalgamation or merger with or into any other entity or the sale of substantially all of the properties and assets as an entirety to any other entity while any Warrant is outstanding, the holder of any such Warrant, if the holder has not exercised such Warrant prior to the effective date of such event, shall thereafter, upon exercise, be entitled to receive upon due exercise and shall accept in lieu of the number of Shares previously due to him upon exercise thereof the number of Shares (or other securities or property of the entity resulting from such merger, amalgamation or consolidation or to which such sale may be made, as the case may be), that the holder would have been entitled to receive if such holder had exercised such warrant prior to the occurrence of such event, all as more particularly to be set forth in the Purchase Warrant Indenture, and the Subscriber expressly acknowledges and agrees that its rights with respect to any adjustment shall, in the event of any inconsistency between the Purchase Warrant Indenture and the terms hereof, be governed by the terms of the Purchase Warrant Indenture, and that the foregoing description of the attributes of the Purchase Warrants is expressly subject to the detailed provisions of the Purchase Warrant Indenture.

         (d) Further Adjustment. If the Registration Statement is not declared effective, and/or the Securities Commission in the Qualifying Province in which the warrantholder is resident (for this purpose, warrantholders not resident in a Qualifying Province shall be deemed to be resident in the province of Ontario) has not issued a receipt for the Final Prospectus such that the Shares underlying the Purchase Warrants are subject to resale restrictions under applicable provincial securities laws (a "non-Qualification Event"), by August 31, 2000, the exercise price per Purchase Warrant shall be reduced by U.S.$0.25 per month, or pro-rated portion thereof, until the earlier of (i) the date of effectiveness and/or issuance of a receipt, as the case may be, and (ii) October 31, 2000. If the Registration Statement is not declared effective by October 31, 2000 and a Non-Qualification Event has occurred, the exercise price per Purchase Warrant shall thereafter be reduced by U.S.$0.50 per month (to a minimum of U.S.$3.75), or pro-rated portion thereof until it is declared effective and/or a receipt has been issued, as the case may be.

         (e) Restrictions. SINCE THE COMPANY IS NOT CURRENTLY A "REPORTING ISSUER" IN ANY OF THE QUALIFYING PROVINCES OR ELSEWHERE, THE SPECIAL WARRANTS, THE PURCHASE WARRANTS AND UNDERLYING SHARES WILL BE SUBJECT TO RESTRICTIONS ON THEIR RESALE UNDER APPLICABLE SECURITIES LEGISLATION UNTIL SUCH TIME AS OR
UNLESS: (I) THE COMPANY BECOMES A "REPORTING ISSUER" UNDER SUCH LAWS AND THE APPROPRIATE "HOLD PERIODS", IF ANY, UNDER SUCH LAWS HAVE EXPIRED; (II) A FURTHER STATUTORY EXEMPTION FROM THE REGISTRATION AND PROSPECTUS REQUIREMENTS OF SUCH LAWS IS RELIED UPON BY THE HOLDER; OR (III) AN APPROPRIATE DISCRETIONARY ORDER OR RULING IS OBTAINED UNDER SUCH LAWS TO PERMIT THE TRANSFER BY THE PURCHASER OR ITS SECURITIES.

         THE COMPANY HAS AGREED TO USE ITS REASONABLE BEST EFFORTS, TO FILE, CLEAR, AND OBTAIN A RECEIPT FOR THE FINAL PROSPECTUS IN EACH OF THE QUALIFYING PROVINCES. IN THE EVENT THAT THE COMPANY IS UNABLE TO OBTAIN A RECEIPT FOR THE FINAL PROSPECTUS IN A QUALIFYING PROVINCE, THE SPECIAL WARRANTS, THE PURCHASE WARRANTS AND UNDERLYING SHARES WILL BE SUBJECT TO STATUTORY RESALE RESTRICTIONS UNDER THE APPLICABLE SECURITIES LEGISLATION OF THAT PROVINCE AND THE APPLICABLE HOLD PERIOD FOR THE SPECIAL WARRANTS, THE PURCHASE WARRANTS AND UNDERLYING SHARES MAY NEVER EXPIRE. IN ADDITION, STATUTORY RESTRICTIONS MAY APPLY ON THE RESALE OF THE UNDERLYING SHARES THAT ARE ACQUIRED PRIOR TO THE ISSUANCE OF RECEIPTS FOR THE FINAL PROSPECTUS BY THE SECURITIES COMMISSION IN ANY OF THE QUALIFYING PROVINCES.

         PURCHASERS ARE ADVISED TO CONSULT THEIR OWN LEGAL ADVISORS IN THIS REGARD.

4. COVENANT OF THE COMPANY. The Company hereby covenants and agrees to use its reasonable best efforts to obtain receipts for the Preliminary Prospectus and Final Prospectus and to qualify the Underlying Shares for distribution to the holders of Warrants resident in the Qualifying Provinces upon the exercise thereof.

5. ACCEPTANCE OR REJECTION. The Company and the Agent will have the right to accept or reject the Subscriber's agreement to purchase at any time at or prior to the Closing Time. Notwithstanding the foregoing, the Subscriber acknowledges and agrees that the acceptance of the Subscription Agreement will be conditional inter alia upon the sale of the Units to the Subscriber being exempt from any prospectus and offering memorandum requirements of all applicable Securities Laws. The Company will be deemed to have accepted the Agreement upon the deliver at closing of the certificate representing the Purchased Special Warrants.

6. INFORMATION AND DOCUMENTS. As soon as practicable and in any event by no later than 4:00 p.m. (Toronto time) on April 11, 2000 (or such other date as the Agent advises the Subscriber which shall in all cases be the last Business Day prior to the Closing Date), the Subscriber will deliver or arrange to have delivered or telecopied to the Agent (or to such other person or at such address as the Agent may direct by notice), a completed and executed copy of the Agreement, and will, promptly upon request by the Company or the Agent, provide the Company or the Agent with such information and execute and deliver to the Company or the Agent such additional undertakings, questionnaires and other documents as the Company or the Agent may request in connection with the issue and sale of the Units (and the filing of the Prospectuses, if applicable). The Subscriber acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by it, will form part of and will be incorporated into the Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Company and the Agent. The Subscriber hereby consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby.

     The Subscriber acknowledges that pursuant to the Securities Laws in the Qualifying Province in which the Subscriber or, if applicable, the others for whom it is contracting, is resident or otherwise subject, the Subscriber or, if applicable, the others for whom it is contracting hereunder, may be required to file a report with the applicable Securities Commission in the required form within 10 days of each disposition of all or any of the Special Warrants purchased hereunder or any of the Underlying Shares issued upon the exercise thereof and, if so required, the Subscriber, on its behalf and, if applicable, on behalf of others for whom it is contracting hereunder, undertakes to file the required report.

7. RESALE RESTRICTIONS. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, understands and acknowledges that the securities comprising the Purchased Units and in certain circumstances the Underlying Shares, will be subject to resale restrictions under applicable Securities Laws and the Subscriber agrees to comply with such restrictions. THE SUBSCRIBER FURTHER UNDERSTANDS AND ACKNOWLEDGES THAT THE COMPANY IS NOT CURRENTLY A "REPORTING ISSUER" AND THAT HOLDERS OF SECURITIES OF THE COMPANY MAY NOT BE ABLE TO SELL SUCH SECURITIES FOR AN INDEFINITE PERIOD OF TIME WITHOUT THE FINAL PROSPECTUS BEING FILED AND A RECEIPT OBTAINED THEREFOR. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and neither the

     Company nor the Agent is in any manner responsible for ensuring compliance by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, with such restrictions).

8. NO REVOCATION. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

9. COMPENSATION TO AGENT. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, understands that in connection with the Offering, the Agent will receive the Agent's Commission and is entitled to reimbursement of certain of its expenses in connection with the Offering.

10. INDEMNITY. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees to indemnify and hold harmless the Company and the Agent and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation, warranty or covenant of the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, contained herein or in any document furnished by the Subscriber to the Company or the Agent in connection herewith being untrue in any material respect or any breach or failure by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, to the Company or the Agent in connection herewith.

11. MODIFICATION. Neither the Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

12. CONTRACTUAL RIGHT OF ACTION FOR RESCISSION. By its acceptance and acknowledgement of the Agreement, the Company hereby agrees to provide a contractual right of action for rescission as hereinafter set forth, which right shall be exercisable by the Subscriber and assigned to any permitted assignee or transferee from time to time of the Purchased Special Warrants:

         (i) In the event that a holder of a Special Warrant, who acquires Underlying Shares upon exercise of the Special Warrant, is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of the Final Prospectus or any amendment thereto containing a misrepresentation, such holder shall, subject to available defences and any limitation period under applicable securities legislation, be entitled to rescission not only of the holder's exercise of its Special Warrant but also of the private placement transaction pursuant to which the Special Warrant was initially acquired, and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Underwriters or the Company, as the case may be, on the acquisition of the Special Warrant. The provisions hereof are a direct contractual right extended to the holder of a Special Warrant and to any permitted assignee of the interest of the Subscriber, such permitted assignee to be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original holder. The foregoing is in addition to any other right or remedy available to a holder of the Special Warrant under section 130 of the Securities Act (Ontario) or other applicable Canadian provincial securities legislation, or otherwise at law, and is subject to paragraph
                  (ii) below.

         (ii) The contractual rights of action for rescission described in paragraph (i) shall be subject to the defences, limitations (including time limitations) and other provisions described under section 130 of the Securities Act (Ontario) and the equivalent provisions of any other applicable Canadian provincial securities legislation, all of which are incorporated herein by reference, mutatis mutandis, or otherwise at law. No action shall be commenced to enforce the foregoing rights of action for rescission or damages more than 180 days following the Qualification Date.

Subject to the foregoing, the Subscriber hereby waives and releases the Company and the Agent from, to the fullest extent permitted by law, all rights of withdrawal which the Subscriber might otherwise be entitled to under applicable Securities Laws.

13. COSTS. The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Purchased Units to the Subscriber shall be borne by the Subscriber.

14. LANGUAGE. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, acknowledges its consent and requests that all documents evidencing or relating in any way to its purchase of Special Warrants be drawn up in the English language only. Nous reconnaissons par les presentes avoir consenti et demande que tous les documents faisant foi ou se rapportant de quelque maniere a notre achat soient rediges en anglais seulement.

                                  SCHEDULE "B"

                   SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES

THIS IS SCHEDULE "B" TO THE SUBSCRIPTION AGREEMENT RELATING TO THE PURCHASE OF SPECIAL WARRANTS OF SOFTQUAD SECURITIES SOFTWARE, INC. TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED THERETO IN THE SUBSCRIPTION AGREEMENT OR IN SCHEDULE "A" THERETO.

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, represents and warrants to the Company and the Agent, as representations and warranties that are true as of the date of this subscription agreement and as of the Closing Date (with the acknowledgement that the representations and warranties of the Subscriber contained herein shall survive the termination of all or part of the Subscription Agreement), that:

1.       General

         (a) AUTHORIZATION AND EFFECTIVENESS. If the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver the Subscription Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof. If the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver the Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. If the Subscriber is a natural person, he or she has attained the age of majority and is legally competent to execute the subscription agreement and to take all actions required pursuant thereto.

                  Whether the Subscriber is a natural person or a corporation, partnership or other entity, upon acceptance by the Company, the Subscription Agreement will have been duly executed and delivered and will constitute a legal, valid and binding contract of the Subscriber, and any beneficial purchaser for whom it is purchasing, enforceable against the Subscriber and any such beneficial purchaser in accordance with its terms.

         (b) RESIDENCE. The Subscriber and any beneficial purchaser for whom it is acting is a resident of the jurisdiction referred to under "Name and Address of Subscriber" in Section 9.1 of the Subscription Agreement, which address is the residence or place of business of the Subscriber not created or used solely for the purpose of acquiring Units.

         (c) PURCHASING AS AGENT OR TRUSTEE. In the case of the purchase by the Subscriber of Units as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby.

         (d) NO OFFERING MEMORANDUM. The Subscriber has not received, nor has it requested, nor does it have any need to receive, any prospectus, offering memorandum, sales or advertising literature or any other document (other than a document setting out current information about the Company for the benefit of prospective investors familiar with the Company through prior investment or business contacts) purporting to describe the business and affairs of the Company which has been prepared primarily for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Units and it has not become aware of any advertisement in printed public media, radio, television or telecommunications, including electronic display, with respect to the distribution of the Units or the Underlying Shares.

         (e) NO REPRESENTATIONS. In making its investment decision, the Subscriber, and (if applicable) the others for whom it is contracting hereunder, have relied solely upon publicly available information relating to the Company and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Company or the Agent or any employee, agent or affiliate thereof or any person associated therewith, and it, and (if applicable) the others for whom it is contracting hereunder, agree that the Agent assumes no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of any publicly available information concerning the Company.

         (f) NO RE-SALE. No person has made any written or oral representation(s) that any person will re-sell or re-purchase the Purchased Units or Underlying Shares, as to the future price or value of the securities comprising the Purchased Units or the Underlying Shares that any person will refund the purchase price of the Purchased Units, or that the securities comprising the Purchased Units or the Underlying Shares will be listed and posted for trading on any stock exchange on which they are not presently listed or that application has been or will be made therefor.

         (g) INVESTMENT SUITABILITY. The Subscriber, and any beneficial purchaser for whom it is purchasing, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in Units (and the Underlying Shares in respect thereof) and is able to bear the economic risk of loss of such investment.

         (h) PROSPECTUS EXEMPTIONS. The Subscriber acknowledges and agrees that the sale and delivery of the Units to the Subscriber (or, if applicable, to others for whom it is contracting hereunder), is conditional upon such sale being exempt from the requirements under applicable Securities Laws requiring the filing of a prospectus or delivery of an offering memorandum in connection with the distribution of the Units or upon the issuance of such rulings, orders, consents and approvals as may be required to permit such sale without the requirement of filing a prospectus or delivery of an offering memorandum. The Subscriber acknowledges and understands that no Canadian federal or provincial securities regulatory authority or other governmental agency has passed on or made any recommendation or endorsement of the Units (or the securities comprising same or the Underlying Shares) or the fairness or suitability of an investment in Units (or the securities comprising same or the Underlying Shares), nor has any such authority passed on or endorsed the merits of the offering of such securities.

2. If the Subscriber is resident in Canada:

         (a) PURCHASING AS PRINCIPAL. In the case of the purchase by the Subscriber of Units as principal, (A) the Subscriber is purchasing as principal for its own account, and not for the benefit of any other person, a sufficient number of Units such that the aggregate acquisition cost to the Subscriber for such Units is sufficient to ensure the availability of an exemption from the prospectus requirements of applicable securities legislation (being $97,000 for residents of British Columbia and Alberta and $150,000 for persons resident elsewhere in Canada), or (B) the Subscriber is purchasing as principal or:

                  (i) (is not a resident of Quebec or British Columbia and) is a bank listed in Schedule I or II to the Bank Act (Canada), or the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada) or a subsidiary of such entity where such entity owns all of the voting securities of such subsidiary;

                  (ii) (is not a resident of Quebec or British Columbia and) is a trust company or trust corporation licensed or registered under the applicable act respecting trust companies or trust corporations in the Subscriber's province of residence and, if so defined, as defined in the securities legislation of the province of residence of the Subscriber;

                  (iii) (is not a resident of Quebec or British Columbia and) is an insurance company or insurance corporation licensed under the applicable act respecting insurers in the Subscriber's province of residence and, if so defined, as defined in the securities legislation of the province of residence of the Subscriber;

                  (iv) (is not a resident of Quebec or British Columbia and) is a loan company or loan corporation (or, in the case of Alberta, is a loan corporation, credit union or treasury branch) licensed or registered under the applicable act respecting loan companies or loan corporations (other than a credit union or treasury branch in Alberta which is licensed or registered as required under the laws of Alberta) and if so defined, as defined, where applicable, in the securities legislation of the province of residence of the Subscriber;

                  (v) is recognized or designated under the securities laws of its province of residence as being an exempt purchaser (and, if a resident of British Columbia, is not an individual) or a "sophisticated investor" as defined in sections 44 and 45 of the Securities Act (Quebec) if a resident of Quebec;

                  (vi) is the Government of Canada or the Government of a Canadian province or a municipal corporation, public board or commission in Canada;

                  (vii) is resident in British Columbia and is an insurer or a savings institution within the meaning of the Securities Act (British Columbia) or the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

                  (viii) is resident in British Columbia and is a subsidiary of the Business Development Bank of Canada or of an insurer or a savings institution within the meaning of the Securities Act (British Columbia), all of the voting securities of which are owned beneficially by the Business Development Bank of Canada or such insurer or savings institution, except the voting securities required by law to be owned by directors of that subsidiary;

                  (ix) is resident in Alberta and is a wholly-owned subsidiary of a financial institution within the meaning of the Securities Act (Alberta);

                  (x) is a dealer or adviser registered in conformity with the Securities Act (Quebec);

                  (xi) is resident in Quebec and is the Caisse Centrale Desjardins du Quebec established under the Act respecting the Mouvement des Daisses Desjardins (Quebec);

                  (xii) is resident in Quebec and is a pension fund with assets of over $100,000,000 and governed by the Supplemental Pension Plans Act (Quebec) or the Pension Benefits Standards Act, 1985 (Canada);

                  (xiii) is a resident in Quebec and is a bank governed by the Bank Act or by the Quebec Savings Banks Act, an insurance company licensed under the Act Respecting Insurance (Quebec) or a trust company licensed under An Act Respecting Trust Companies and Savings Companies (Quebec) or a wholly-owned subsidiary thereof;

                  (xiv) is resident in Quebec and is a federation or confederation of savings and credit unions within the meaning of the Savings and Credit Union Act (Quebec); or

                  (xv) the purchase is otherwise exempt under applicable Securities Laws and the Purchaser has satisfied the Company and the Underwriters in that respect.

         (b) PURCHASING AS AGENTS FOR DISCLOSED PRINCIPAL(S). In the case of the purchase by the Subscriber of Units as agent for a disclosed principal, each beneficial purchaser of the Units for whom the Subscriber is acting is either (i) purchasing as principal for its own account, and not for the benefit of any other person, a sufficient number of Units such that the aggregate acquisition cost to each such purchaser for such

                  Units is sufficient to ensure the availability of an exemption from the prospectus requirements of applicable Securities Laws (being $97,000 for residents of British Columbia and Alberta, and $150,000 for persons resident elsewhere in Canada), or
                  (ii) if not resident in Quebec, is recognized under the securities laws of its province of residence as being an exempt purchaser (and, if a resident of British Columbia, is not an individual) or, if resident in Quebec, is a "sophisticated investor" as defined in sections 44 and 45 of the Securities Act (Quebec) if a resident of Quebec.

         (c) PURCHASING FOR UNDISCLOSED PRINCIPAL(S). In the case of the purchase by the Subscriber of Units as trustee, agent or portfolio manager for a principal which is undisclosed or identified by account number only the Subscriber acknowledges that the Company may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Units for whom the Subscriber may be acting and the Subscriber is:

                  (i) resident in or otherwise subject to the securities laws of the Province of Ontario and is a portfolio manager registered under the Securities Act (Ontario) (or a broker or investment dealer who is exempt from registration as an advisor pursuant to subsection 148(a) of the Regulations under such Act and who is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers Association referred to in that subsection) and is purchasing the Units as trustee or as agent for accounts of clients established in writing under which the portfolio adviser to the account makes investment decisions for the account without requiring the client's express consent to a transaction in accordance with Ontario Securities Commission Rule 45-504 under such Act;

                  (ii) resident in British Columbia and is a trust company or insurer authorized to carry on business under the Financial Institutions Act (British Columbia) or is a trust company or an insurance company authorized under the terms of a Province or Territory of Canada other than British Columbia to carry on business in that Province or Territory and is purchasing Units having an aggregate acquisition cost of not less than $97,000 as trustee or as agent for accounts fully managed by it; the Subscriber is solely responsible for management of its managed accounts and has absolute discretion as to purchasing or selling for the account; all investment decisions are made by the Subscriber and the Subscriber receives no instructions respecting purchasing or selling for the account from any person beneficially interested in the account or any other person;

                  (iii) resident in British Columbia and is registered under the Securities Act (British Columbia) as a portfolio manager (as therein defined) or is exempt from such registration under the Act, and in either case is purchasing as agent for accounts that are fully managed by the Subscriber; the Subscriber is solely responsible for management of its managed accounts and has absolute discretion as to purchasing or selling for the account; all investment decisions are made by the Subscriber and the Subscriber receives no instructions respecting purchasing or selling for the account from any person beneficially interested in the account of any other person as agent in connection with such purchase and is purchasing Units having an aggregate acquisition cost of not less than $97,000;

                  (iv) resident in Alberta and is a trust corporation within the meaning of the laws of Alberta and is purchasing Units having an aggregate acquisition cost of not less than $97,000, for accounts fully managed by it, as trustee or as agent;

                  (v) resident in Alberta and is registered as a portfolio manager under the Securities Act (Alberta), or is exempt under the Securities Act (Alberta) from such registration under the Act, and is purchasing Units having an aggregate acquisition cost of not less than $97,000, as agent for accounts fully managed by it;

                  (vi) resident in Ontario and is a trust corporation registered under the Loan and Trust Corporations Act (Ontario) and is purchasing the Units as trustee or as agent for accounts fully managed by it;

                  (vii) resident in Quebec and is a trust company licensed under an Act respecting trust companies and savings companies (Quebec), an insurance company holding a license under an Act respecting insurance (Quebec), or a dealer or advisor appropriately licensed or registered under the Securities Act (Quebec), and is purchasing the Units as trustee or as agent for the account or portfolio of third persons managed solely by it and is purchasing Units having an aggregate acquisition cost to the Subscriber of not less than $150,000;

                  (viii) acting on behalf of one or more beneficial purchasers of the Units who are individuals or corporations and are purchasing as principal for their own account, and not for the benefit of any other person, and are purchasing a sufficient number of Units so that each such beneficial purchaser has an aggregate acquisition cost for such Units of not less than the amount specified in paragraph (a)(A) and complies with the provisions of paragraphs (d) through (n) hereof, as applicable, or the purchase of the Units by such beneficial purchasers is otherwise exempt under the applicable securities legislation and the Subscriber has satisfied the Company and the Underwriters in that respect; or

                  (ix) relying on and is purchasing the Units in accordance with an order of the applicable Securities Commission of the Subscriber's province of residence exempting the sale of such Units from the requirements to file a prospectus or deliver an offering memorandum issued on or before the Closing Date, a copy of which order and evidence of compliance of the Subscriber with the terms thereof shall be provided to the Company and the Underwriters forthwith upon request;

and the Subscriber has due and proper authority to execute this subscription agreement and all other documentation in connection with the purchase on behalf of each such undisclosed principal;

         (d) if the Subscriber is resident in Ontario and is a corporation or a syndicate, partnership, trust, investment club or other unincorporated organization, it was not created or is not being used primarily to permit purchases without a prospectus or, if it was created or is being used primarily to permit purchases without a prospectus, the share or portion of each member or partner of the partnership, syndicate or unincorporated organization, each beneficiary of the trust or each shareholder of the corporation of the aggregate acquisition cost to the corporation, syndicate, partnership, trust or other unincorporated organization of the purchased Units is not less than $150,000;

         (e) if the Subscriber is resident in Ontario and is an investment club, the share or portion of each member of the investment club of the aggregate acquisition cost to the investment club of the Units being purchased is at least $150,000;

         (f) if the Subscriber is resident in British Columbia and is not an individual but is a corporation, partnership, trust, fund, association or any other organized group of persons, it was not created solely, nor is it used primarily, to permit a group of individuals to purchase securities without a prospectus and the Subscriber would have an aggregate acquisition cost of purchasing the Units of not less than $97,000 or, if the Subscriber is an entity created or used primarily for such purpose, the aggregate acquisition cost of Units to each of the individuals who form part of the group is at least $97,000;

         (g) if the Subscriber is resident in Alberta and is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the offering of the Units and has a bona fide purpose other than investment in Units or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $97,000 and it acknowledges that it must file a report on Form 21 with the Alberta Securities Commission within 10 days of each disposition of all or any part of the Units; and

         (h) if the Subscriber is resident in Quebec it is not a company established solely to acquire the Units or, if it was so established, each shareholder has contributed at least $150,000 for the investment in the Units of the Company, and each such person is acting for his own account.

         (i) BRITISH COLUMBIA FILING REQUIREMENTS. The Subscriber, or any beneficial purchaser (the "beneficiary") for whom it is purchasing, if a resident of British Columbia, acknowledges being advised that the Subscriber or their beneficiary must file with the British Columbia Securities Commission (i) a report in the form attached to the Blanket Order and Ruling

                  #95/17 of the British Columbia Securities Commission (the "Initial Trade Report"), or (ii) the report required under the laws of the jurisdiction in which the Company carries on business or in which the Company is organized, provided that the report requires substantially the same information as required in the Initial Trade Report (the "Purchaser's Report"), within ten days of the initial trade of the Units or the Underlying Shares by the Subscriber (in the event that such Underlying Shares are acquired prior to the issuance of a receipt for the Final Prospectus by the British Columbia Securities Commission). Where the Subscriber or their beneficiary has filed an Initial Trade Report or the Purchaser's Report, the Subscriber is not required to file a further report in respect of additional trades of securities acquired on the same date and under the same exemption as the security which is the subject of the Initial Trade Report or the Purchaser's Report; and

         (j) BRITISH COLUMBIA FORM. The Subscriber, or any beneficial purchaser for whom it is acting, if an individual who is a resident of British Columbia or subject to the laws of British Columbia, has completed and executed the Form 20A(IP) under the Regulation to the Securities Act (British Columbia) in the form attached hereto as Schedule "C".

4. RELIANCE. The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Agent and the Company in determining the Subscriber's eligibility, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase Units under relevant securities legislation. The Subscriber further agrees that by accepting delivery of the Purchased Units on the Closing Date, it will be representing and warranting that the foregoing representations and warranties are true and correct as at the time of Closing with the same force and effect as if they had been made by the Subscriber at the time of Closing and that they will survive the purchase by the Subscriber of Units and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Units or the Underlying Shares issued for the exercise thereof. The Subscriber hereby agrees to notify the Company and the Agent immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber or any beneficial purchaser on whose behalf it is acting contained in the Subscription Agreement which takes place prior to the Closing.

                                  SCHEDULE "C"

             FORM 20A (TP) - ACKNOWLEDGEMENT OF INDIVIDUAL PURCHASER
                          RESIDENT IN BRITISH COLUMBIA

                        SECURITIES ACT (BRITISH COLUMBIA)

1. I have agreed to purchase from Softquad Software, Ltd. (the "Issuer") _____________ Units, each comprised of one special warrant and one-half of one share purchase warrant (the "Securities") of the Issuer.

2. I am purchasing the Securities as principal and, on closing of the agreement of purchase and sale, I will be the beneficial owner of the Securities.

3. I have not received an offering memorandum describing the Issuer and the Securities.

4. I acknowledge that:

         (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, and

         (b) there is no government or other insurance covering the Securities, and

         (c)      I may lose all of my investment, and

         (d) there are restrictions on my ability to resell the Securities and it is my responsibility to find out what those restrictions are and to comply with them before selling the Securities, and

         (e) I will not receive a prospectus that the British Columbia Securities Act (the "Act") would otherwise require be given to me because the Issuer has advised me that it is relying on a prospectus exemption, and

         (f) because I am not purchasing the Securities under a prospectus, I will not have the civil remedies that would otherwise be available to me, and

         (g) the Issuer has advised me that it is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 5(g), and as a result I do not have the benefit of any protection that might have been available to me by having a dealer act on my behalf.

5. I also acknowledge that I am purchasing Securities that have an aggregate acquisition cost of $97,000 or more.

         The statements made in this report are true.

         DATED this _____ day of April, 2000.

                                            ------------------------------------
                                            Signature of Purchaser

                                            ------------------------------------
                                            Name of Purchaser

                                            ------------------------------------
                                            Address of Purchaser